Exhibit 99.1
JIVE SOFTWARE ANNOUNCES FIRST QUARTER 2016 RESULTS

Company Announces Realignment Plan to
Achieve Sustainable Profitability

Palo Alto, Calif. – May 10, 2016 — Jive Software, Inc. (NASDAQ: JIVE), the leading provider of modern communication and collaboration solutions for business, today announced financial results for its first quarter ended March 31, 2016. In addition, Jive announced a realignment plan designed to sharpen Jive’s go-to-market strategy, continue the company’s commitment to cloud deployments, and decrease costs to align more closely with revenue. This plan will accelerate the company to profitability.

“Jive delivered first quarter results that were in line with or exceeded guidance,” said Elisa Steele, CEO of Jive Software. “Our top priorities this year are to improve execution and reach sustainable profitability. Excluding the impact of the costs associated with our realignment plan, we expect to achieve non-GAAP operating profitability in the second quarter of 2016 for the first time.”

“Over the past year, we have taken several steps to balance between topline growth and profitability including new product innovations, new go-to-market strategies, new leadership and continued expense management. Following our first quarter results, and upon rigorous evaluation of our business, we have taken action to deliver sustainable non-GAAP operating profitability beginning in the second quarter. Through our realignment plan, we will create a more disciplined go-to-market focus that better leverages our competitive differentiation. We will also restructure our organization to align with this sharper strategy and re-allocate resources to maximize our most promising opportunities. These actions are intended to help us improve revenue and enable us to reach sustainable non-GAAP operating profitability in the near term, while positioning us for growth over the longer term,” said Steele.

Jive plans to reduce personnel across global operations by approximately 14% primarily in the second quarter of 2016. The realignment plan is expected to generate approximately $10 million in additional savings this year.

“The talent at Jive is among the best in the industry. The decision to rebalance investments and reduce the number of employees has been difficult,” added Steele. “However, I am confident that these actions will further advance Jive's business performance.”

First Quarter 2016 Financial Highlights

•
Revenue: Total revenue for the first quarter was $50.7 million, an increase of 8% on a year-over-year basis. Within total revenue, product revenue was $46.6 million for the first quarter, an increase of 7% on a year-over-year basis. Professional services revenue for the first quarter was $4.1 million, an increase of 14% on a year-over-year basis.

•
Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $42.6 million for the first quarter, a decrease of 2% year-over-year. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, was $40.4 million, an increase of 4% on a year-over-year basis.

•
Gross Profit: GAAP gross profit for the first quarter was $32.2 million, compared to $29.9 million for the first quarter of 2015. Non-GAAP gross profit was $33.7 million for the first quarter, an increase of 6% year-over-year, and non-GAAP gross margin was 67%.

•
Loss from Operations: GAAP loss from operations for the first quarter was $6.9 million, compared to a loss from operations of $9.4 million for the first quarter of 2015. Non-GAAP loss from operations was $2.3 million, compared to non-GAAP loss from operations of $2.2 million for the first quarter of 2015.

•
Net Loss: GAAP net loss for the first quarter was $7.4 million, compared to a net loss of $8.2 million for the same period last year. GAAP net loss per share for the first quarter was $0.10, based on 76.5 million weighted-average shares outstanding, compared to a net loss per share of $0.11, based on 74.1 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the first quarter was $2.7 million, compared to a non-GAAP net loss of $2.0 million for the same period last year. Non-GAAP net loss per share for the first quarter was $0.04, based on 76.5 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.03, based on 74.1 million weighted-average shares outstanding for the same period last year.

•
Balance Sheet and Cash Flow: As of March 31, 2016, Jive had cash and cash equivalents and marketable securities of $120.2 million, compared to $112.7 million as of December 31, 2015. Cash provided by operations was $9.5 million and Jive invested $1.2 million in capital expenditures, leading to free cash flow of $8.3 million for the first quarter of 2016, compared to free cash flow of $12.1 million for the first quarter of 2015. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter and Recent Business Highlights

•
Signed new and expanded customer relationships with CSRA, AAA NCNU, ACE Group, ADEO Services, Advanced Info Service Plc (AIS), Avocent Corporation, Bank of the West, CommVault Systems, Inc., Driven Brands, Inc., Johnson & Johnson, Ricoh Americas Corporation, SAIC - One, Sprint, The GoDaddy Group Inc., ThoughtWorks, Inc., T-Mobile USA, Inc., Vantiv Inc., Vifor (International) AG and Vineyard Vines, among others.

•
In March, the company hosted its seventh annual customer and partner user conference JiveWorld16. The three-day event featured educational sessions on the value of Jive’s solutions for 1,600 on-site and webcast participants from 20 countries. At the conference Jive unveiled its vision for the future of collaboration and previewed the next generation of its Interactive Intranet solution and Customer Engagement communities.

•
Jive was ranked a Leader in Lecko's Supporting and Preparing Your Business for Change: Latest Developments in Enterprise Social Networking, Volume 8 report for the third year in a row. Lecko, a French research firm that develops support methodologies and tools in the field of digital transformation, evaluated 28 global enterprise social networking (ESN) vendors for this year's report and recognized Jive for capabilities such as process-based collaboration, knowledge management and social potential.

Financial Outlook

As of May 10, 2016, Jive’s guidance for its second quarter 2016 is as follows:

•	Second Quarter 2016 Guidance:

•	Total revenue is expected to be in the range of $49.3 million to $50.2 million.

•	Non-GAAP income from operations is expected to be in the range of $0 to $1.5 million.

•	Non-GAAP earnings per share are expected to be in the range of $0.00 to $0.01 based on approximately 79.4 million weighted-average diluted shares outstanding.

•	Change in short-term billings is expected to be negative 10% to negative 15%.

•	Free cash flow is expected to be in the range of negative $11 million to negative $12 million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP income from operations or non-GAAP earnings per share to GAAP loss from operations and GAAP loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As certain items that impact GAAP loss from operations and GAAP loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the Company's financial results for the first quarter and outlook for the second quarter 2016. Listeners may access a live webcast of the conference call along with an accompanying slide presentation under “News, Events & Presentations, Quarterly Earnings” on Jive’s investor relations website at http://investor.jivesoftware.com/QuarterlyEarnings. A replay of the webcast will be available on the website following the live event. To listen by phone, dial 844-492-3729 (domestic) or 412-542-4195 (international). A replay of this conference call can be accessed through May 18, 2016 by dialing 877-344-7529 (domestic) or 412-317-0088 (international). The replay pass code is 10084811.

About Jive Software

Jive (Nasdaq: JIVE) is the leader in accelerating workplace digital transformation for organizations, enabling people to work better together(r). The company provides industry-leading Interactive Intranet solutions and Customer Engagement communities that connect people, information and ideas to help businesses outpace their competitors. With more than 30 million users worldwide and customers in virtually every industry, Jive is consistently recognized as a leader by top analyst firms, including Gartner, Inc., Forrester Research and Aragon Research. More information can be found at www.jivesoftware.com or the Jive Blog.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses and amortization of acquisition related intangible assets. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Short-term billings is defined as revenue plus the change in short-term deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the second fiscal quarter of 2016, expectations regarding our strategy of driving improved financial and operational performance, the timing of non-GAAP operating profitability, the timing, amount and impact of the realignment plan, restructuring, expense reductions and related charges, the timing and execution of measures that may be subject to local labor law requirements; assumptions related to severance costs; new business initiatives and changes in product roadmap and development; assumptions related to cost savings, product demand and operating efficiencies; the effectiveness and intended benefits of our product releases, and our belief that we are well positioned to build upon our momentum over time. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscription; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our ability to increase the pace at which we are able to add new customers, our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contacts:
Cindy Klimstra
Jive Software
(650) 319-4343
cindy.klimstra@jivesoftware.com
Brian Denyeau
ICR
(646) 277-1251
brian.denyeau@icrinc.com
Media Contact:
Jason Khoury
Jive Software
(650) 847-8308
jason.khoury@jivesoftware.com

JIVE SOFTWARE, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Product	$46,526	$43,512
Professional services	4,135	3,614
Total revenues	50,661	47,126
Cost of revenues:
Product	12,766	11,633
Professional services	5,669	5,593
Total cost of revenues	18,435	17,226
Gross profit	32,226	29,900
Operating expenses:
Research and development	11,739	13,973
Sales and marketing	20,981	18,865
General and administrative	6,447	6,499
Total operating expenses	39,167	39,337
Loss from operations	(6,941)	(9,437)
Other income (expense), net:
Interest income	116	53
Interest expense	(44)	(79)
Other, net	(203)	1,501
Total other income (expense), net	(131)	1,475
Loss before provision for income taxes	(7,072)	(7,962)
Provision for income taxes	337	203
Net loss	$(7,409)	$(8,165)
Basic and diluted net loss per share	$(0.10)	$(0.11)
Shares used in basic and diluted per share calculations	76,488	74,107

JIVE SOFTWARE, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$19,251	$9,870
Short-term marketable securities	93,424	96,410
Accounts receivable, net of allowances	37,651	54,090
Prepaid expenses and other current assets	12,369	13,135
Total current assets	162,695	173,505
Marketable securities, noncurrent	7,537	6,429
Property and equipment, net of accumulated depreciation	11,359	12,747
Goodwill	29,753	29,753
Intangible assets, net of accumulated amortization	3,508	4,546
Other assets	7,349	8,165
Total assets	$222,201	$235,145
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,906	$3,684
Accrued payroll and related liabilities	6,967	6,954
Other accrued liabilities	6,167	7,842
Deferred revenue, current	123,833	131,850
Term debt, current	2,400	2,400
Total current liabilities	146,273	152,730
Deferred revenue, less current portion	14,128	16,392
Term debt, less current portion	600	1,200
Other long-term liabilities	2,656	2,682
Total liabilities	163,657	173,004
Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	387,712	384,164
Accumulated deficit	(325,946)	(318,537)
Accumulated other comprehensive income (loss)	123	(141)
Total stockholders’ equity	58,544	62,141
Total liabilities and stockholders’ equity	$222,201	$235,145

JIVE SOFTWARE, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(7,409)	$(8,165)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,569	4,138
Stock-based compensation	3,653	5,636
Change in deferred taxes	59	32
Non-recurring gain	—	(1,107)
Loss on sale of property and equipment	49	—
Decrease in:
Accounts receivable, net	16,439	23,808
Prepaid expenses and other assets	982	228
Increase (decrease) in:
Accounts payable	3,483	555
Accrued payroll and related liabilities	14	(1,016)
Other accrued liabilities	(956)	(1,548)
Deferred revenue	(10,281)	(8,134)
Other long-term liabilities	(85)	138
Net cash provided by operating activities	9,517	14,565
Cash flows from investing activities:
Payments for purchase of property and equipment	(1,214)	(2,436)
Purchases of marketable securities	(15,224)	(33,368)
Sales of marketable securities	1,001	4,600
Maturities of marketable securities	16,053	23,051
Net cash provided by (used in) investing activities	616	(8,153)
Cash flows from financing activities:
Proceeds from exercise of stock options	39	627
Taxes paid related to net share settlement of equity awards	(144)	(167)
Repayments of term loans	(600)	(600)
Non-recurring gain	—	1,107
Net cash provided by (used in) financing activities	(705)	967
Net increase in cash and cash equivalents	9,428	7,379
Effect of exchange rate changes	(47)	51
Cash and cash equivalents, beginning of period	9,870	20,594
Cash and cash equivalents, end of period	$19,251	$28,024

JIVE SOFTWARE, INC.
Reconciliation of Non-GAAP Information
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2016	2015
Gross profit, as reported	$32,226	$29,900
Add back:
Stock-based compensation	616	820
Amortization related to acquisitions	905	986
Gross profit, non-GAAP	$33,747	$31,706
Gross margin, non-GAAP	67%	67%
	Three months ended March 31,
	2016	2015
Research and development, as reported	$11,739	$13,973
less:
Stock-based compensation	916	2,518
Amortization related to acquisitions	39	523
Research and development, non-GAAP	$10,784	$10,932
As percentage of total revenues, non-GAAP	21%	23%
	Three months ended March 31,
	2016	2015
Sales and marketing, as reported	$20,981	$18,865
less:
Stock-based compensation	815	784
Amortization related to acquisitions	94	131
Sales and marketing, non-GAAP	$20,072	$17,950
As percentage of total revenues, non-GAAP	40%	38%
	Three months ended March 31,
	2016	2015
General and administrative, as reported	$6,447	$6,499
less:
Stock-based compensation	1,289	1,522
General and administrative, non-GAAP	$5,158	$4,977
As percentage of total revenues, non-GAAP	10%	11%
	Three months ended March 31,
	2016	2015
Loss from operations, as reported	$(6,941)	$(9,437)
Add back:
Stock-based compensation	3,636	5,644
Amortization related to acquisitions	1,038	1,640
Loss from operations, non-GAAP	$(2,267)	$(2,153)
As percentage of total revenues, non-GAAP	(4)%	(5)%
	Three months ended March 31,
	2016	2015
Loss before provision for income taxes, as reported	$(7,072)	$(7,962)
Add back:
Stock-based compensation	3,636	5,644
Amortization related to acquisitions	1,038	1,640
Less:
Non-recurring gain	—	(1,107)
Loss before provision for income taxes, non-GAAP	$(2,398)	$(1,785)

JIVE SOFTWARE, INC.
Reconciliation of Non-GAAP Information
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2016	2015
Net loss, as reported	$(7,409)	$(8,165)
Add back:
Stock-based compensation	3,636	5,644
Amortization related to acquisitions	1,038	1,640
Less:
Non-recurring gain	—	(1,107)
Net loss, non-GAAP	$(2,735)	$(1,988)
	Three months ended March 31,
	2016	2015
Basic and diluted net loss per share, as reported	$(0.10)	$(0.11)
Add back:
Stock-based compensation	0.05	0.08
Amortization related to acquisitions	0.01	0.02
Less:
Non-recurring gain	—	(0.01)
Basic and diluted net loss per share, non-GAAP (1)	$(0.04)	$(0.03)
	Three months ended March 31,
	2016	2015
Total revenues	$50,661	$47,126
Deferred revenue, current, end of period	123,833	124,774
Less: Deferred revenue, current, beginning of period	(131,850)	(128,592)
Short-term billings	$42,644	$43,308
	Three months ended March 31,
	2016	2015
Total revenues	$50,661	$47,126
Deferred revenue, end of period	137,961	152,405
Less: Deferred revenue, beginning of period	(148,242)	(160,539)
Billings	$40,380	$38,992

(1)	Per share amounts may not add due to rounding.